Exhibit 10.55

                            L. B. FOSTER COMPANY 2005
                     MANAGEMENT INCENTIVE COMPENSATION PLAN


I.       PURPOSE

     This Plan is designed to motivate employees to achieve goals, to reward employees who achieve such goals and to improve corporate performance.

II.      CERTAIN DEFINITIONS

     The terms below shall be defined as follows for the purposes of this Plan. The definitions shall be subject to such adjustments as, from time to time, may be made, by the Committee.

2.1 "Base Compensation" shall mean the total base salary, rounded to the nearest whole dollar, actually paid to a Participant during the Fiscal Year, excluding payment of overtime, incentive compensation, commissions, reimbursement of expenses, severance, car allowances or any other payments not deemed part of a Participant's base salary; provided, however, that the Participant's contributions to the Corporation's Voluntary Investment Plan shall be included in Base Compensation. Base Compensation for Participants who die, retire or are terminated shall include only such compensation paid to such during the fiscal year with respect to the period prior to death, retirement or termination.

2.2  "Committee"  shall  mean  the   Compensation,   Nomination  and  Governance
     Committee of the Board of Directors and any successors thereto.

2.3 "Corporation" shall mean L. B. Foster Company and those subsidiaries thereof in which L.B. Foster Company owns 100% of the outstanding common stock.

2.4 "Department/Individual Goals" are those goals approved by the Chief Executive Officer and utilized to establish incentive awards pursuant to
     Section 4.3

2.5  "Fiscal Year" means the 2005 calendar year.

2.6 "Incentive Award" shall mean the payment made to a Participant under this Plan, after and/or subject to adjustments under this Plan.

2.7 " Incentive Income" shall mean the pre-tax income (after, inter alia, deductions for benefits payable under the annual sales incentive and profit sharing plans) for the Corporation or, as applicable, for an Operating Unit for the Fiscal Year, but determined in accordance with generally-accepted accounting principles, excluding (i) benefits payable under this Plan; (ii) dividends and related interest with respect to Dakota Minnesota & Eastern Railroad Corporation preferred stock to the extent not included in the Corporation's Planned Incentive Income; and (iii) any portion of gains or losses arising from transactions not in the ordinary course of business which the Committee, in its sole discretion, determines to exclude.

2.8 "Operating Unit" shall mean the following units or divisions which are reported in the Company's internal financial statements: CXT Rail, CXT Buildings, Foster Coated Pipe, Threaded Products, Rail Products (excluding CXT Rail), Piling, Fabricated Products and Geotech, subject to such adjustments as may be made by the Chief Executive Officer.

2.9 "Participant" shall mean a salaried employee of the Corporation who satisfies all of the eligibility requirements set forth in Article III hereof.

2.10 "Plan"  shall  mean  the  L.  B.  Foster   Company   Management   Incentive
     Compensation Plan, which Plan shall be in effect with respect to the Fiscal Year.

2.11 "Planned Incentive Income" shall mean, as applicable, Incentive Income for the Corporation and each Operating Unit as approved by the Corporation's Board of Directors.

2.12 "Target Award" shall mean the product of a Participant's Base Compensation multiplied by said Participant's Target Percentage.

2.13 "Target Percentage" shall mean those percentages assigned to Participants pursuant to Section 4.1 hereof, multiplied by 90%.

III.     ELIGIBILITY

     Unless changed or amended by the Committee, an employee shall be deemed a Participant in the Plan only if all of the following requirements are satisfied:

3.1 A Participant must be a salaried employee (but excluding an employee whose sole title is Chairman of the Board) of the Corporation, at a grade level set forth in Section 4.1 or as otherwise approved both by the Corporation's Chairman of the Board and Chief Executive Officer, for at least six (6) months of the entire fiscal year, unless deceased or retired.

3.2 A Participant may not have: (i) been terminated for cause; (ii) voluntarily have resigned (other than due to retirement with the Company's consent) prior to the date Individual Incentive Awards are paid; (iii), unless the Corporation agrees in writing that the employee shall remain a Participant in this Plan, been terminated for any reason whatsoever and have received money from the Corporation in connection with said termination, or (iv) have been primarily employed by Natmaya or Fosmart during the Fiscal Year.

3.3 A Participant's Target Percentage shall be based on the Participant's Grade Level on July 1, 2005. Those Participants who have retired or died prior to July 1, 2005 shall have a Target Percentage based upon their grade level at death or retirement.

3.4 A Participant may not, unless agreed to in writing by the Chief Executive Officer, be a participant in any other incentive plan maintained by the Corporation, other than the Corporation's stock option plans.

3.5 As used herein, "cause" to terminate employment shall exist upon (i) the failure of an employee to substantially perform his duties with the Corporation; (ii) the engaging by an employee in any criminal act or in other conduct injurious to the Corporation; or (iii) the failure of an employee to follow the reasonable directives of the employee's superior(s).

IV.               CALCULATION OF INCENTIVE AWARDS

4.1 Eligibility and Target Percentages. Each Participant shall have a Target Percentage, prior to adjustment under Section 2.13, based upon the grade level of such Participant, as follows:

------------------------ ---------------------
                         Target
Management Grade Level   Percentage
------------------------ ---------------------
Grade 23+                45.0%
------------------------ ---------------------
Grade 22                 35.0%
------------------------ ---------------------
Grade 21                 35.0%
------------------------ ---------------------
Grade 20                 35.0%
------------------------ ---------------------
Grade 19                 30.0%
------------------------ ---------------------
Grade 18                 30.0%
------------------------ ---------------------
Grade 17                 30.0%
------------------------ ---------------------
Grade 16                 30.0%
------------------------ ---------------------
Grade 15                 20.0%
------------------------ ---------------------
Grade 14                 20.0%
------------------------ ---------------------
Grade 13                 15.0%
------------------------ ---------------------
Grade 12                 10.0%
------------------------ ---------------------
Grade 11                 5%
------------------------ ---------------------
Grade 10                 5%
------------------------ ---------------------

Other employees selected, in writing, by the Corporation's Chairman of the Board and Chief Executive Officer may also be made Participants in the Plan on such terms as may be approved by the Chairman of the Board and Chief Executive Officer.

4.2 Thresholds. The following table shows how Incentive Awards are calculated, prior to adjustment and to limitations under this Plan:

------------------------------------------- ------------------------------------
Actual  Performance,  based on              Unadjusted  Incentive  Award,  as
Percentage of Planned Incentive             Percentage of Lower of  Target Award
Income Achieved                             or Target Award at Incentive Planned
                                            Income
------------------------------------------- ------------------- ----------------
Outstanding                                 Corporate           Operating Unit
------------------------------------------- ------------------- ----------------
               160% and over                200%                200%
------------------------------------------- ------------------- ----------------
155%                                        190%                190%
------------------------------------------- ------------------- ----------------
150%                                        180%                180%
------------------------------------------- ------------------- ----------------
145%                                        170%                170%
------------------------------------------- ------------------- ----------------
140%                                        160%                160%
------------------------------------------- ------------------- ----------------
135%                                        150%                150%
------------------------------------------- ------------------- ----------------
130%                                        140%                140%
------------------------------------------- ------------------- ----------------
125%                                        130%                130%
------------------------------------------- ------------------- ----------------
Exceeding
------------------------------------------- ------------------- ----------------
120%                                        120%                120%
------------------------------------------- ------------------- ----------------
115%                                        115%                115%
------------------------------------------- ------------------- ----------------
110%                                        110%                110%
------------------------------------------- ------------------- ----------------
105%                                        105%                105%
------------------------------------------- ------------------- ----------------
Target
------------------------------------------- ------------------- ----------------
100%                                        100%                100%
------------------------------------------- ------------------- ----------------
Threshold
------------------------------------------- ------------------- ----------------
90%                                         80%                 80%
------------------------------------------- ------------------- ----------------
80%                                         60%                 60%
------------------------------------------- ------------------- ----------------
70%                                         40%
------------------------------------------- ------------------- ----------------


The calculation of "Unadjusted Incentive Award" in the second and third columns of the above table shall be adjusted proportionately to reflect "Percentage of Income Achieved" between the levels in the table. For example, if Corporate achieved 73% of "Planned Incentive Income", the percentage in the second column would be deemed to be 46%; if Corporate achieved 137% of "Planned Incentive Income" the percentage in the second column would be deemed to be 154%.

4.3 Allocated Target Awards. For purposes of calculating Incentive Awards, a Participant's Target Award shall be allocated as follows, which allocations shall be approved by the Chief Executive Officer.

-------------------- --------------- ---------------- -------------------------
                     Corporate       Operating Unit   Department/Individual
                                                       Goals
-------------------- --------------- ---------------- -------------------------
CEO                  100%
-------------------- --------------- ---------------- -------------------------
Operating      Unit
Heads                20%             70%              10%
-------------------- --------------- ---------------- -------------------------
Corporate            90%                              10%
-------------------- --------------- ---------------- -------------------------
General  Managers &
other  Participants
with a grade  level
13 & above           20%             70%              10%
-------------------- --------------- ---------------- -------------------------
Other Participants                   80%              20%
-------------------- --------------- ---------------- -------------------------

4.4 Limitations and Adjustments to Awards. The portion of a Participant`s Target Award allocated to "Department/Individual Goals" shall be adjusted to the same extent that the Participant's Target Award(s) allocated to Corporate or Operating Units are adjusted under Sections 4.2 and 4.4 based upon the primary allocation of the Participant's Target Award between Corporate and Operating Units(s).

All Incentive Awards attributable to an Operating Unit or the Corporation (including Incentive Awards attributable to Department/Individual Goals) may not exceed 16% of the Operating Unit's or Corporation's actual Incentive Income when the Corporation or the Operating Unit, as applic- able, attains 100% or less of its Planned Incentive Income. Such Incent- ive Awards allocated to an Operating Unit or the Corporation, if necess- ary, shall be proportionately adjusted downward so that the sum of such resulting Incentive Awards does not exceed 16% of the applicable Corporation's or Operating Unit's actual Incentive Income.

If Incentive Income exceeds 100% of Planned Incentive Income, the Incentive Award shall be adjusted by (i) proportionately adjusting downward, if necessary, the Incentive Awards allocated to the Operating Unit or the Corporation so that the sum of the resulting Incentive Awards allocated to the Operating Unit or the Corporation does not exceed 16% of the applicable Corporation's or Operating Unit's Planned Incentive Income; and then (ii) by multiplying the Incentive Award that would have been paid at Planned Incentive Income by the applicable percentage in the right hand column of the table in Section 4.2.

The Chief Executive Officer may, in his discretion, reduce any Incentive Awards payable under this Plan by up to 25% and the total amount of such reduction(s) shall be added to the amount available for discretionary awards under Article V.

4.5  Department/Individual   Goals.  Determinations  on  the  achieve-  ment  of
     Department/Individual Goals shall be approved by the Chief Ex- ecutive Officer.

Example 1:

General Manager Smith works for CXT Buildings and has a Target Award of $18,000 (i.e. Base Compensation of $100,000 and an 18% Target Percentage). In 2005, the Corporation earns $7,000,000 of Incentive Income, which is 100% of its Planned Incentive Income and CXT Buildings earns $2,000,000 of Incentive Income which is 125% of its Planned Incentive Income ($1, 600,000). The CEO determines that Mr. Smith has achieved 1/2 of his Department/Individual goals. Mr. Smith's Incentive Award (ignoring the 16% limits and the CEO's ability to adjust upward or downward), would be calculated as follows:

a. $ 3,600 of Mr. Smith's Target Award (20% X $18,000) would be allocated to Corporate. Assuming that Corporate total awards do not exceed 16% of the Corporation's Incentive Income and since Corporate achieved 100% of its Planned Incentive Income, Mr. Smith would receive $ 3,600 from the Corporate allocation. See Sec. 4.2.

b. $ 12,600 of the Target Award (or 70% of $18,000) would be allocated to the Operating Unit. Since CXT Buildings earned 125% of Planned Income, Mr. Smith would receive $ 16,380 ($12,600 X 130%) from the Operating Unit allocation.

c. $1,800 (or 10% of $18,000) was allocated to individual/departmental Goals. Since Mr. Smith's Target Award was primarily allocated to an Operating Unit, Mr. Smith would have been eligible to receive a maximum of $2,340 ($1800 X 130%) from the achievement of individual/departmental goals. Since Mr. Smith achieved 50% of his goals, he would receive $1,170 from the individual/departmental goals allocation.

d.   Mr. Smith's total Incentive Award would be $21,150.

Example 2:

Same facts as Example 1, except that: (i) the total of all unadjusted Incentive Awards (without reference to 16% limitations and with CXT Buildings Incentive Income being 125% of its Planned Income of $1,600,000) based on Target Awards allocated to CXT Buildings would have been $450,000; and (ii) the total
Incentive Awards payable from Corporate, without adjustment, would have been $600,000. Mr. Smith's Incentive Award would be calculated as follows:

a. Mr. Smith's Corporate allocation would be unaffected by the 16% caps since the maximum Corporate allocation would be 16% X $7,000,000, or $1,120,000, which exceeds the $600,000 of Incentive Awards payable from Corporate;. Mr. Smith would receive $3,600 from his Corporate allocation.

b. If CXT Buildings had achieved its Planned Incentive Income of $1,600,000 its maximum aggregate Incentive Awards could not have exceeded $256,000 ($1,600,000 X 16%). Since CXT Buildings achieved 125% of its Planned Incentive Income, the total Incentive Awards would be limited to $256,000 X 130%, see Sec. 4.2, or $332,800. Accordingly, Mr. Smith would receive 74% ($332,800 / $450,000) of the unadjusted $17,550 ($16,380 + $1,170, see (b)
     and (c) of Example 1), or $12,987 from the Operating Unit allocation.

c.   Mr. Smith's total Incentive Award would be $16,587.

Example 3:

Same facts as Example 2, except that General Manager Smith works for Fabricated Products which has a planned loss for 2005:

a. Mr. Smith's Corporate allocation would be unaffected and he would receive $3,600 from the Corporate allocation.

b. Fabricated Product's maximum aggregate Incentive Awards at Planned Incentive Income are negative and the only award Mr. Smith would be eligible to receive, other than Mr. Smith's corporate allocation, would be a discretionary award under Article V below.

c. Mr. Smith's total Incentive Award would be $3,600; plus any discretionary award under Article V.

     The examples are for illustrative purposes only and do not contain the Company's or any Operating Unit's actual Planned Incentive Income.

V.       DISCRETIONARY AWARDS

     An amount shall be available for  discretionary  awards equal to the sum of
(i) the difference between (x) the amount which would have been payable to Participants if the Target Percentages set forth in Section 4.1 had not been adjusted under Section 2.13 and (y) the amount payable to Participants after the adjustment under Section 2.13 (without reference to discretionary awards under this Article V); (ii) the amount which would have been paid except that an individual was not a Participant due to such individual's failure to satisfy the requirements of Sections 3.2(i) or 3.2(ii); (iii) the amount of any reduction in Incentive Awards made by the Chief Executive Officer under Section 4.4; and (iv) any amount, otherwise available for payment, that was not paid due to a failure to achieve Department/Individual goals pursuant to Sections 4.3 and 4.4. Discretionary awards shall be determined by the Chief Executive Officer, except that any discretionary awards to officers, elected by the Board of Directors, must be approved by the Committee. Amounts available under this Article V, but not paid, shall remain the Corporation's property.

VI.      PAYMENT OF AWARDS

Payment of Individual Incentive Awards will be made on or before the later of March 15, 2006 or the completion of the audit for the Corporation's Fiscal Year.

VII.     ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Chief Executive Officer, if there is a dispute, shall determine the Operating Unit(s) that will receive credit for any sale and/or how credit for any sale is to be allocated among any Operating Units. The Chief Executive Officer's decisions are subject to final review by the Committee if the Committee requests such review.

A determination by the Committee in carrying out, administering or interpreting this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

The Committee may, from time to time, amend the Plan;.

The Chief Executive Officer may delegate any of his duties herein.

The  Corporation's   Internal  Audit  Department  will  review  and  verify  the calculation of Incentive Awards.